UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Board of Directors (the “Board”) of Motus GI Holdings, Inc. (the “Company”) approved the grant of an aggregate of 842,500 shares subject to stock options (the “Options”) among all employees, including the members of the Company’s executive officer team, under and in accordance with the terms and conditions of the Company’s 2016 Equity Incentive Plan (the “Plan”). The Board determined such grants were appropriate to address the need to adequately incentivize and retain the Company’s employees through a period of significant uncertainty, and in line with the Company’s cost reduction plan efforts to reduce the negative impact of the COVID-19 pandemic on its financial results and operations and ensure its long-term competitiveness, as previously announced on March 30, 2020.

One-hundred percent (100%) of the shares subject to the Options will vest on the first anniversary of the date of grant, subject to the recipients continued service to the Company through the vesting date. The exercise price for each Option is $1.17 per share, which equals the closing price for the Company’s common stock on The NASDAQ Capital Market on the date of grant. The number of shares subject to the Options granted to Timothy P. Moran, the Company’s Chief Executive Officer, Mark Pomeranz, the Company’s President and Chief Operating Officer, and Andrew Taylor, the Company’s Chief Financial Officer was 200,000, 80,000, and 90,000, respectively

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: June 12, 2020	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

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